Exhibit 10.4

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (the “Amendment”) is made and entered into by and between Enchira Biotechnology Corporation, a Delaware corporation (the “Company”), and David Carpi (the “Employee”), as of this 2nd day of April, 2002, to be effective as of January 1, 2002.

WHEREAS, the Employee and the Company entered into that certain Employment Agreement dated August 30, 2000 (the “Agreement”), which is incorporated herein in its entirety by reference; and

WHEREAS, the Employee and the Company desire to amend the Agreement to revise certain provisions thereof.

NOW, THEREFORE, for and in consideration of the mutual covenants and promises and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged herein, the Company and the Employee agree as follows:

1.             The first sentence of the first paragraph in the Section entitled “Severance Pay” set forth in the Agreement is hereby amended by deleting such sentence in its entirety and substituting the following in replacement thereof:

“Unless otherwise set forth in this Agreement, in the event that (i) your employment is terminated by the Company at any time after the date hereof, (ii) you terminate your employment at any time following the occurrence of a Change in Control (as defined below) because your duties or responsibilities are materially reduced in connection with or following the Change in Control from those in effect immediately prior to the Change in Control, or (iii) your employment with the Company, or successor entity, is terminated within twelve months following a Change in Control, then the Company shall be obligated to pay you severance compensation in the amount of your then current salary (provided, however, that if your salary was reduced during the past year with your consent, the full unreduced salary shall be used) and bonus (in the event that such amount is not determinable under this Agreement, the last bonus amount paid to you under this Agreement for a twelve month period shall be used), payable in a lump sum on termination, plus continued benefits for the twelve month period following termination. In addition, in any such instance referenced above, all outstanding options to purchase stock of the Company held by you and not previously vested (excluding any that have lapsed, terminated or expired) will vest automatically upon such termination, and you shall have a period of 90 days to exercise such options.”

2.             The last sentence of the first paragraph in the Section entitled “Severance Pay” set forth in the Agreement is hereby amended by deleting such sentence in its entirety and substituting the following in replacement thereof:

“Notwithstanding the foregoing, the Company shall have no obligation to pay salary or benefits in the event your employment is terminated for Cause (as defined below).”

3.             A new third paragraph shall be added to the Section entitled “Severance Pay” set forth in the Agreement to read as follows:

“A ‘Change in Control’ shall be deemed to have occurred if:

(i)            any individual, entity or group (within the meaning of Section 13(d) or 14(d)(2) of the Securities and Exchange Act of 1934) shall become (directly or indirectly) the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under such Act) of more than 50% of the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (“Voting Power”); or

(ii)           the Company’s stockholders shall approve a merger or consolidation, sale or disposition of all or substantially all of the Company’s assets or a plan of liquidation or dissolution of the Company, other than (A) a merger or consolidation in which the voting securities of the Company outstanding immediately prior thereto will become (by operation of law), or are to be converted into, voting securities of the surviving corporation or its parent corporation that, immediately after such merger or consolidation, (x) are owned by the same person or entity or persons or entities that owned the voting securities of the Company immediately prior thereto and (y) possess at least 75% of the Voting Power held by the voting securities of the surviving corporation or its parent corporation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the Voting Power.”

4.             This Amendment shall be governed by the laws of the State of Texas.

5.             The Agreement, as amended by this Amendment, supersedes any and all other agreements, either oral or in writing, between Company and the Employee with respect to the employment of the Employee by the Company and contains all of the representations, covenants and agreements between the Company and the Employee with respect to such employment.  The Agreement, as amended hereby, may not be later modified except by a further writing signed by the Company and the Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

6.             Except as modified by this Amendment, all other terms of the Agreement shall continue in full force and effect without modification.

7.             This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this First Amendment to Employment Agreement in duplicate originals, on this 2nd day of April, 2002, to be effective as provided above.

ENCHIRA BIOTECHNOLOGY CORPORATION

By:	/s/ Peter P. Policastro, Ph.D.
Peter P. Policastro, Ph.D.
President and Chief Executive Officer

/s/ David Carpi
David Carpi